BY-LAWS

                                       OF

                             FOR BETTER LIVING, INC.
                            (as Amended May 7, 1991)



 1.       MEETING OF SHAREHOLDERS.

                1.1 Annual Meeting. The annual meeting of shareholders shall be held on the second Wednesday of May in each year, or as soon thereafter as practicable, and shall be held at a place and time designated by the Board of Directors (the "Board").

                1.2 Special Meetings. Special meetings of the shareholders may be called by resolution of the Board or by the Chairman of the Board ("Chairman") and shall be called by the Chairman, the President or the Secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of the Board or of the holders of record of a majority of the issued and outstanding shares of the Company entitled to vote at such a meeting. The time and place of any special meeting of the shareholders shall be designated and specified in the notice thereof by the person or persons calling the meeting.

                1.3 Notice of Meetings. Written notice of each meeting of shareholders shall be mailed to each shareholder entitled to vote at the meeting, not less than ten nor more than fifty days before the meeting. Such notice shall state the place, date and

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hour of the  meeting,  and in the case of a  special  meeting,  the  purpose  or purposes for which it is called.

                   1.4 Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of any business, except as otherwise provided by law. In the absence of a quorum any officer entitled to preside at or act as secretary of such meeting shall have the power to adjourn the meeting from time to time until a quorum is present, without further notice other than announcement at the meeting of the adjourned time and place; but if the meeting is adjourned for more than thirty days, or if a new record date is set, a new notice must be given. At any adjourned meeting at which a quorum is present any action may be taken which might have been taken at the meeting as originally called.

                   1.5 Voting; Proxies. Shareholders may attend meetings and vote either in person or by proxy. Corporate action to be taken by shareholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of shareholders at which a quorum is present, except as otherwise provided by law, the Certificate of Incorporation, or these ByLaws.

                   1.6 Inspectors of Election. The Board shall, in advance of any meeting of shareholders, appoint one or more inspectors to

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

act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. The number of inspectors shall be either one or three, as determined by the Board, or if the inspectors are appointed at the meeting, by the Chairman of the meeting.

                The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at a meeting an the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and
(e) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. If there are three inspectors, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

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

                   1.7 Voting by Ballot. If directed by the chairman of any meeting of shareholders, or if requested by shareholders possessing more than 10% of the voting power represented at any such meeting, any election of directors or shareholder vote at such meeting shall be conducted by written ballot. In the absence of such direction or request, any such election or vote may be conducted by voice vote in such manner as the chairman may determine.

                   1.8 Record Date. The Board may fix, in advance, a record date, not more than sixty, nor less than ten, days before the date of any meeting of shareholders, in the manner and with the effect provided by law.

                   1.9 List of Shareholders. At least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting shall be prepared, arranged in alphabetical order, showing the address of each shareholder and the number of shares registered in his name. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at the place where the meeting is to be held or at some other place specified in the notice of the meeting within the city where the meeting is to be held. The list shal1 also be available throughout the meeting and may be inspected by any shareholder who is present.

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


                 1.10 Notice of Business. At any meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting
(a) by or at the direction of the Board, (b) in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, or (c) by a shareholder of record entitled to vote at such meeting who complies with the notice procedures set forth in this Section. For business to be properly brought before a meeting by such a shareholder, the shareholder shall have given timely notice thereof in writing to the Secretary of the Company. To be timely, such notice shall be delivered to or mailed and received at the principal executive office of the Company not less than thirty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than forty days' notice of the date of the meeting is given by the Company, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or otherwise given. Such shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting, and in the event that such business includes a proposal to amend either the Certificate of Incorporation or the By-Laws of the Company, the language of the proposed amendment, (b) the name and address of the shareholder proposing such business,
(c) the class and number of shares of stock of the Company which are owned by such shareholder, and (d) any material personal interest of such

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

shareholder in such business. If notice has not been given pursuant to this Section, the Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the proposed business was not properly brought before the meeting, and such business may not be transacted at the meeting. The foregoing provisions of this Section do not relieve any shareholder of any obligation to comply with all applicable requirements of the Securities Exchange Act of 1934 and rules and regulations thereunder.

                1.11 Nomination of Directors. At any meeting of shareholders, a person may be a candidate for election to the Board only if such person is nominated (a) by or at the direction of the Board: (b) by any nominating committee or person appointed by the Board, or (c) by a shareholder of record entitled to vote at such meeting who complies with the notice procedures set forth in this Section. To properly nominate a candidate, a shareholder shall give timely notice of such nomination in writing to the Secretary of the Company. To be timely, such notice shall be delivered to or mailed and received at the principal executive office of the Company not less than thirty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than forty days' notice of the date of the meeting is given by the Company, notice of such nomination to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or

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

otherwise given. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of stock of the Company which are owned by the person, and (iv) any other information relating to the person that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934; and (b) as to the shareholder giving the notice
(i) the name and address of such shareholder and (ii) the class and number of shares of stock of the Company owned by such shareholder. The Company may require such other information to be furnished respecting any proposed nominee as may be reasonably necessary to determine the eligibility of such proposed nominee to serve as a director of the Company. No person shall be eligible for election by the shareholders as a director at any meeting unless nominated in accordance with this Section.


2.   BOARD OF DIRECTORS.

                 2.1 Number of Directors. The business of the Company shall be managed by the Board, which shall consist of the number of directors fixed from time to time as provided in this Section. If any director shall die, resign, or become incapacitated, or if any incumbent director who is a nominee for reelection at any annual or other meeting of shareholders at which directors are to



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



be elected should be unable, or decline, to stand for reelection, then the authorized number of directors shall automatically be reduced by one, so that no vacancy shall exist on the Board; provided, however, that the authorized number of directors shall never be reduced to less than three. Subject to the foregoing, the authorized number of directors may be fixed or altered from time to time, by resolution adopted by the shareholders or the Board of Directors as provided in, and subject to the limitations of Section 6.5 of the By-Laws.

                 2.2 Election and Term of Directors. At such time as the Company has a public issuance of its stock or when the authorized number of directors is increased to six (6) or more, the Board shall then and thereafter be divided into three classes, the first and second classes each to consist of one-third of the authorized number of directors (increased or reduced, if necessary, to the nearest whole number) and the third class to consist of the remainder of the authorized number of directors. The term of office of the first class will expire at the first annual meeting of shareholders following such division into classes, that of the second class will expire at the second annual meeting, and that of the third class will expire at the third annual meeting. At each annual meeting of shareholders after such classification, directors shall be chosen for a term of three years to succeed those whose terms expire, and shall hold office until the third following annual meeting of shareholders and until the election of their



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



respective successors. When such classification shall become effective as provided in the first sentence of this Section 2.2, the class to which each director then in office shall belong shall be designated by the Board, or by the shareholders if the Board shall fail to make such designation. The shareholders or, as the case may be, the Board, shall in like manner designate the class of each director who shall be chosen to fill one of the vacancies created by such amendment. No subsequent reduction of the authorized number of directors shall, of itself, change the foregoing provisions for classification of directors. The number of directors may be changed by resolution of two-thirds of the entire Board or by a vote of the holders of two-thirds of the issued and outstanding stock of the Company entitled to vote, but any such change shall be made as nearly pro rata as possible among the three classes, and no decrease may shorten the term of any incumbent director; in no event shall the Board of Directors consist of less than three directors. Directors shall be elected at each annual meeting of shareholders by a plurality of the votes cast. As used in these By-Laws, "entire Board" means the total number of directors which the Company would have if there were no vacancies.

                 2.3 Quorum and Manner of Acting. If the Chairman is present at a meeting of the Board, then a quorum shall consist of three directors, unless there be five or fewer directors in the office, in which case a quorum shall consist of two directors. If


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

the Chairman is not present at a meeting of the Board, then a quorum shall consist of two-thirds of the entire Board, or one less than the number of directors in office, whichever number is smaller. Action of the Board shall be authorized by the vote of the majority of the directors present at the time of the vote, if a quorum is present, unless otherwise provided by the law or these By-Laws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present, on notice given as provided in Section 2.6 hereof.

                 2.4 Annual and Regular Meetings. Annual meetings of the Board, for the election of officers and consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of shareholders and at the same place or (b) as soon as practicable after the annual meeting of shareholders, on notice provided in section 2.6 of these By-Laws, at a time and place designated by the Chairman or by a majority of the entire Board. Regular meetings of the Board may be held at such times and places as may be designated by the Chairman or by resolution adopted by a majority of the entire Board.

                 2.5 Special Meetings. Special meetings of the Board may -be called by the Chairman or by two-thirds of the directors then in office, including at least one from each class of directors then in office.


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

                 2.6 Notice of Meetings; Waiver of Notice. Notice of the time and place of each regular and special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of shareholders and at the same place, shall be given to each director by mailing it to him, or by delivering or telegraphing it to him, at his residence or usual place of business. In the case of special meetings called by the Chairman, or a regular or annual meeting held at a time and place designated by the Chairman, such notice if mailed shall be given at least three days before the meeting or if delivered or telegraphed, shall be given at least 48 hours before the meeting. In the case of special meetings called by the directors, such notice if mailed shall be given at least twenty days before the meeting, or if delivered or telegraphed, at least eighteen days before the meeting. In the case of a regular meeting, or annual meeting held at a time and place designated by the Board, such notice if mailed shall be given at least fourteen days before the meeting, or if delivered or telegraphed, shall be given at least twelve days before the meeting. Notice of a special meeting shall also state the general purpose or purposes for which the meeting is called. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting, or who attends the meeting without protesting the lack of notice to him, either before the meeting or when it begins. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

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

                 2.7 Resignation of Directors. Any director may resign at any time by giving written notice to the President or Secretary of the Company, to take effect at the time specified therein. The acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make it effective.

                 2.8 Vacancies. Any vacancy in the Board, including one created by an increase in the number of directors, may be filled for the unexpired term by a majority of the remaining directors if such majority includes the Chairman, or otherwise by a two-thirds vote of the remaining directors provided that any vacancy not so filled within five days may thereafter be filled by the vote or written consent of shareholders entitled to exercise a majority of the voting power of the Company or by the vote of a majority of the shares represented and entitled to vote at a meeting of shareholders; and provided, further, that a sole remaining director shall not be entitled to fill vacancies on the Board, and such vacancies may be filled only by the shareholders as provided in the foregoing clause.

                 2.9 Action by Directors without a Meeting. Any action by the Board or any committee of the Board may be taken without a meeting if a written consent to the action is signed by all of the members of the Board or committee.


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

                 2.10 Compensation. Directors shall receive such compensation as the Board determines, together with reimbursement of such reasonable expenses as may be authorized by the Board in connection with the performance of the directors' duties. A director may also be paid compensation, at the discretion of the Board, for serving the Company, its affiliates or subsidiaries in other capacities.

                 2.11 Participation in Meetings by Conference Telephone. Members of the Board may participate in a meeting through the use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

                 2.12 Authority. Directors shall have no authority to commit the Company or to enter into commitments binding on the Company, except as authorized by the Board.



3.  COMMITTEES

                 3.1 Executive Committee. The Board, by resolution adopted by a majority of the entire Board, may designate an Executive Committee of at least three directors, including the Chairman, who shall be ex officio a member of the Executive Committee and shall act as chairman thereof unless he shall appoint another member to serve as chairman. The Executive Committee shall have and may exercise the powers of the Board in the management of


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

the business and affairs of the Company except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, or as otherwise provided or limited from time to time by resolutions of the Board designating such committee or defining its powers or authority. The Executive Committee hall serve at the pleasure of the Board. A majority of the members of the Executive Committee, including the Chairman, shall constitute a quorum for the transaction of business at every meeting of the Executive Committee. The Board may designate one or more directors as alternate members of the committee, who may replace any absent or disqualified member (other than the Chairman) at any meeting of the committee. In the absence of disqualification of any member of the committee, if no alternate member has been designated by the Board, the member or members at the meeting of the committee and not disqualified, whether or not a quorum, may, by unanimous vote, appoint another director to act at the meeting in place of the absent or disqualified member. The Executive Committee shall keep minutes of its meetings, and all action of the committee shall be reported to the Board at its next meeting succeeding such action. The committee shall adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.

                 3.2 Other Committees. The Board, by resolution adopted by a majority of the entire Board, may designate other committees or two or more directors, which to the extent provided in the resolutions creating them, may exercise the powers of the Board in


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

the management of the business and affairs of the Company. The Board may also, by such resolution, designate committees of one or more directors and one or more persons who are not directors, with such powers and duties as the Board may assign to them. Any such committees shall serve at the pleasure of the Board. Without limiting the power of the Board to appoint such committees and designate their function, it is contemplated that the Company will have a compensation committee as provided for in section 4.11 of these By-Laws and the following advisory committees:

                 A. An Operating Committee composed of the Chairman and the presidents or general managers of the operating divisions and subsidiaries of the Company, as appointed by the Chairman. The Chairman shall serve as chairman of the Operating Committee.

                 B. A Control Report and Audit Committee composed of the Chairman, the Controller and such other members as may be appointed by the Chairman. The chairman of this committee shall be appointed by the Chairman.

                 C. A Finance Committee composed of the Chairman, the Financial Vice President and such other members as may be appointed by the Chairman. The chairman of this committee shall be appointed by the Chairman.



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

                 D. An Acquisitions Committee composed of the Chairman, who shall serve as chairman, and such other members as may be appointed by the Chairman to review and make recommendations concerning proposed acquisitions which may be brought to the attention of the Company.



 4.   OFFICERS

                 4.1 Executive Officers. The executive officers of the Company shall be the Chairman, the President, and one or more Vice Presidents, one of whom may be designated Executive Vice President, one of whom may be designated Financial Vice President, and one or more of whom may be designated as Senior Vice President. The Chairman shall be elected from among the directors. The offices of Chairman and President, may be held by the same person. The executive officers shall be elected annually by the Board. The Chairman shall hold office until the next annual meeting of the Board and until the election of his successor, and shall not be subject to removal by the Board. The other executive officers shall hold office until the next annual meeting of the Board and until the election of their successors, or until their removal by the Board.

                 4.2 Other Officers. The Board shall appoint annually a Treasurer, a Secretary and a Controller. Any of such offices may be filled by a Vice President and the offices of Treasurer or Controller or Secretary may be filled by the same person. The


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

Board or the Chairman may appoint other officers (including Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers) or agents, each of whom shall hold office for such period and have such powers and duties as the Board or the Chairman determines.

                 4.3 Vacancies. A vacancy in any office may be filled for the unexpired term in the manner prescribed in Sections 4.1 and 4.2 of these By-Laws for election or appointment to the office.

                 4.4 Chairman. The Chairman of the Board shall be the chief executive officer of the Company and shall preside at all meetings of the Board and of the shareholders, and subject to the control of the Board, shall have such powers and duties as chief executive officers of corporations usually have, or as the Board assigns to him, in addition to those provided for by law or these By-Laws.

                 4.5 The President. If there be no Chairman, the President shall serve as the chief executive officer of the Company and shall preside at meetings of the Board and of the shareholders. The President shall have such other powers and duties as the Board assigns to him, and subject to the control of the Board and the authority of the Chairman, shall be the general manager of the business of the Company and shall have such duties as presidents of corporations usually have.



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

                 4.6 Vice Presidents. Each Vice President shall have such designation as the Board may determine and such powers and duties as the Board or the Chairman or the President, subject to the control of the Board, assigns to him. One of the Vice Presidents may be designated by the Board to act, in the absence of the President, in the President's place.

                 4.7 The Treasurer. The Treasurer shall, subject to the direction of the President or Financial Vice President have charge of all funds, securities, notes, receipts and disbursements of the Company. He shall be responsible for the deposit of Company funds in or withdrawal from such banks or other depositories as shall be selected by or with the approval of the Board, and shall provide all necessary cash and other records to the Controller. He shall perform such other duties as treasurers of corporations usually have or as shall have been assigned by the Chairman, the President or the Financial Vice President. If a Controller shall not have been appointed, the Treasurer shall have the duties of Controller.

                 4.8 The Secretary. The Secretary shall be the secretary of, and keep the minutes of, all meetings of the Board and of the shareholders, shall be responsible for giving notice of all meetings of shareholders and of the Board, shall keep the seal and shall apply it to any instrument requiring it. He shall be the custodian of the corporate records (except accounting records), contracts and documents, and shall have such other powers and


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

duties as the Chairman or the President assigns to him. In the absence of the Secretary from meetings, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

                 4.9 The Controller. The Controller shall be the officer in charge of accounts of the Company and shall be responsible for the maintenance of adequate accounting and internal auditing procedures and adequate records of the Company and for the preparation of financial statements and reports on the operation of the business. He shall be responsible to the President or Financial Vice President with respect to the administration of his office and shall have such other powers and duties as the Board, the Chairman, the President, or the Financial Vice President assigns to him.

                 4.10 Division Officers. For administrative and management purposes, the Chairman with the approval of the Board may designate divisions of the Company, and may appoint division officers with such titles as deemed necessary or advisable for the transaction of the business of the Company. Any division officer may be authorized to appoint subordinate division officers in accordance with such written limitations and instructions as may be given to him by the Chairman. Division officers shall serve at the pleasure of the. Board, the Chairman or any other executive office of the Company or officer of a division to whom such division officers may from time to time be responsible pursuant to


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

instructions of the Board of Directors or the Chairman. Any division officer may be removed from office as a division officer, either with or without cause, at any time, by the Board, the Chairman or by any other executive officer of the Company or officer of a division to whom such division officer may at the time be responsible. A division officer shall not be an officer of the Company by virtue of his position as such division officer. Division officers shall perform such duties as shall be assigned to them from time to time by the Board or the Chairman, or the officers to whom they are responsible, but no division officer shall execute any deed, lease or other conveyance or transfer of real property of the Company, any note or other evidence of indebtedness or any mortgage or other security for indebtedness without express authorization by the Board or the Executive Committee.

                 4.11 Salaries and Benefits. The Board may appoint a Compensation Committee composed of the Chairman and at least two other members of the Board to review and determine the salaries, extra compensation and other benefits of the corporate executive officers, including incentive awards or allocations under any plan which may be adopted from time to time by the Company, unless such plan specifically provides for determination thereunder to be made in some other manner. The Compensation Committee, if there be such a committee, and otherwise the Board of Directors shall establish plans and set policy for all salaries, bonuses and other incentive


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

programs and shall annually review the operations of such programs and consider their effectiveness and the need for any changes. The Compensation Committee shall make specific determinations as to salary and bonus action in the case of corporate officers. Specific determinations as to other officers, including officers of subsidiaries, shall be made by or under the authority of the Chairman, in accordance with policies established by the Board or the Compensation Committee, and shall be reviewed at least annually by the Board or the Compensation Committee. If no Compensation Committee has been appointed, all of the functions of the Compensation Committee shall be performed by the Board or by such other committees as the Board may designate. No member of the Board or of any such committee shall take any part in the deliberations with respect to salary, bonus or other benefits to be received by such member in his capacity as an officer of the Company.


5.  SHARES.

                 5.1 Certificates. The shares of the Company shall be represented by certificates in the form approved by the Board. Each certificate shall be signed by the Chairman or the President or a Vice President and by the Secretary or the Treasurer. If the certificate is countersigned by (a) a transfer agent other than the Company or its employee, or (b) a registrar other than the Company or its employee, any other signature on the certificate may be a facsimile. In any case, any officer, transfer agent, or registrar


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

who has signed or whose facsimile has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. The corporate seal may, but need not, be placed upon the certificates representing the Company's shares.

                 5.2 Transfers. Shares shall be transferable only on the Company's books, upon surrender of the certificate for the shares, properly endorsed. The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

                 5.3 Transfer Agents and Registrars. The Company may have one or more transfer agents and one or more registrars of its shares, whose respective duties shall be defined by the Board.



6.  MISCELLANEOUS.

                 6.1 Seal. The corporate seal shall be in the form of a circle and shall bear the Company's name and the year and state in which it was incorporated.

                 6.2 Fiscal Year. The Board may determine the Company's fiscal year. Until changed by the Board, the Company's fiscal year shall end on the last Saturday in December.

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

                   6.3 Voting of Share in Other Corporations. Shares in other corporations which are held by the Company may be represented and voted by the Chairman or the President or a Vice President of the Company or by proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote such shares.

                 6.4  Indemnification  of  Officers,  Directors,  Employees  and
Agents.
                 6.4.1 Policy. It is the policy and intention of the corporation to provide to its directors and officers broad and comprehensive indemnification from liability to the full extent permitted by law.

                 6.4.2 Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether. the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director,


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

officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the laws of Delaware against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 6.4.3, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was initiated or authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to


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

repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                 6.4.3  Right of Claimant  to Bring Suit.  If a claim under this
Section is not paid in full by the corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders), that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

                 6.4.4 Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

                 6.4.5 Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

                 6.4.6 Expenses as a Witness. To the extent that any director, officer, employee or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

                 6.4.7 Indemnity Agreements. The corporation may enter into indemnity agreements with the persons who are members of its Board of Directors from time to time, and with such officers, employees and agents as the Board may designate, such indemnity agreements to provide in substance that the corporation will indemnify such persons to the full extent contemplated by this Section.

                 6.4.8 Effect of Repeal or Modification. Any repeal or modification of this Section shall not result in any liability for a director with respect to any action or omission occurring prior to such repeal or modification.

                 6.5 Amendments. By-Laws may be amended, repealed or adopted by the affirmative vote of majority of the entire Board or of the holders of a majority of the issued and outstanding stock of the Company entitled to vote, except that amendment, repeal or adoption of By-Laws relating to (i) the number, classification or election of directors, or (ii) the number and classification or directors necessary to call special meetings of directors or shareholders, or to designate the time and place of annual or regular meetings of the Board, or
(iii) the number and
classification of directors who shall constitute a quorum, or (iv) the notice to be given of meetings of the Board, or (v) the presence of the Chairman at meetings of the Executive Committee, or (vi) the powers of the Chairman, or
(vii) the power of the Board to elect or remove officers, shall require the affirmative vote of two-thirds of the entire Board or of the holders of two-thirds of the issued and outstanding stock of the Company entitled to vote. This section 6.5 shall not be amended except by the affirmative vote of two-thirds of the issued and outstanding stock of the Company entitled to vote.



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